                                                                      Exhibit 24

                                POWER OF ATTORNEY

     The  undersigned,  a member  of the  Board  of  Directors  of MACC  Private
Equities, Inc., a Delaware corporation (the "Company"), does hereby individually appoint David E. Gardels and Daniel A. Peterson, or any of them, with full power of  substitution,  the  agent  and  attorney-in-fact  for the  undersigned  (the
"Agents"), to execute and deliver, for and on behalf of the undersigned, Reports on Forms 3, 4 and 5 pursuant to Section 16 of the Securities and Exchange Act of
1934 (the "Act"), to be filed with the Securities and Exchange  Commission,  and any and all amendments to such Forms 3, 4 and 5, in accordance with  information regarding  trading  shares  of  the  Company's  common  stock  provided  by  the undersigned.

     The undersigned understands and agrees that (i) this Power of Attorney does not relieve the undersigned of his or her duties and responsibilities  under the
Act but rather is executed as a convenience to the undersigned in complying with the Act,  and (ii) the  Agents  and the  Company  assume  no  responsibility  or
liability  in  connection  herewith,   but  undertake  only  to  facilitate  the
undersigned's  compliance  with the Act in  accordance  with  the  undersigned's directions.

     This Power of Attorney  may be executed in multiple  counterparts,  each of which shall be deemed an original, but which taken together shall constitute one instrument.

                                       Date:  October 8, 2008

                                       Signature:  /s/ Seng Hoo Ong
                                                 -------------------------------
                                                   Seng Hoo Ong